                                                                     Exhibit 21


                                SUBSIDIARIES
                                ------------


Registrant:  Angelica Corporation, State of Incorporation:  Missouri

                                                                             Percentage
                                                                             of Voting
                                                                             Securities
                                    State of                                 Owned by
           Name                     Incorporation                            Registrant
           ----                     -------------                            ----------
Angelica Realty Co.                 California                                  100%
Angelica Textile
  Services, Inc.                    California                                  100%
Angelica International Ltd.         Federal Corporation, Canada                 100%
Angelica Textile
  Services, Inc.                    New York                                    100%
Southern Service Company            California                                  100%
Industrias Textiles El Curu         Costa Rica                                  100%

Retail operations of the Registrant include a chain of 284 retail uniform specialty shops operating under the umbrella name of "Life Uniform and Shoe Shops." Generally, all shops operating in a specific state form one company incorporated under the laws of that state. All such corporations (38) are wholly-owned subsidiaries of the Registrant.

All of the above subsidiaries are included in the consolidated financial statements filed herewith.